Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Jackson Variable Series Trust

We consent to the use of our report dated February 27, 2017 with respect to the financial statements of JNAM Guidance – Equity 100 Fund and JNAM Guidance – Maximum Growth Fund, each a series of Jackson Variable Series Trust as of December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement and Prospectus filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
June 13, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
JNL Series Trust

We consent to the use of our report dated February 27, 2017 with respect to the financial statements of JNL Disciplined Growth Fund, a series of JNL Series Trust as of December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement and Prospectus filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
June 13, 2017